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                                                                  EXHIBIT: 10.9

                                                                  EXECUTION COPY

                              TAX MATTERS AGREEMENT

                  THIS TAX MATTERS AGREEMENT (the "Agreement"), dated as of March 31, 2003, is entered into between AOL Time Warner Inc., a Delaware corporation ("AOL Time Warner"), and Time Warner Cable Inc., a New York corporation, ("TWC").

                                 R E C I T A L S

         A. AOL Time Warner is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that has elected to file consolidated federal income tax returns, and TWC is a member of such group.

         B. AOL Time Warner and TWC desire to set forth in the Agreement their agreement as to certain matters relating to the inclusion of the TWC Consolidated Group (as defined below) in the AOL Time Warner Consolidated Group, including the allocation of tax liabilities for years in which TWC is so included, and certain other matters relating to taxes.

                  The parties agree as follows:

                  1.       DEFINITIONS.

                  "Adjustment" shall have the meaning set forth in Section 8 of this Agreement.

                  "Agreement Year" shall have the meaning set forth in Section 2 of this Agreement.

                  "AOL Time Warner" shall have the meaning set forth in the Preamble to this Agreement.

                  "AOL Time Warner Consolidated Group" shall mean any affiliated group of corporations electing to file consolidated federal income tax returns of which AOL Time Warner is a member.

                  "AOL Time Warner Consolidated Return" shall have the meaning set forth in Section 2 of this Agreement.

                  "Code" shall have the meaning set forth in the Recitals.

                  "Determination" shall mean a settlement, compromise, or other agreement with the IRS or the relevant state, local or foreign taxing authority, whether contained in an Internal Revenue Service Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the IRS or the relevant state, local or foreign taxing

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authority, an agreement contained in an IRS Form 870-D or other comparable form, an agreement that constitutes a determination under Section 1313(a)(4) of the Code, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state, local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

                  "Estimated Tax Payments" shall have the meaning set forth in
Section 4 of this Agreement.

                  "IRS" shall mean the Internal Revenue Service.

                  "Group" shall mean either the Parent Group or the TWC Consolidated Group.

                  "Parent Group" shall mean the affiliated group of corporations (including any predecessors and successors thereto) within the meaning of
Section 1504(a) of the Code, of which AOL Time Warner is the common parent, excluding any corporation that is a member of the TWC Consolidated Group.

                  "Post-Consolidation Year" shall have the meaning set forth in
Section 5 of this Agreement.

                  "Pro Forma TWC Return" shall have the meaning set forth in
Section 3 of this Agreement.

                  "Records" shall have the meaning set forth in Section 8 of this Agreement.

                  "Regulations" shall mean the Treasury regulations promulgated under the Code.

                   "TWC" shall have the meaning set forth in the Preamble to this Agreement.

                  "TWC Consolidated Group" shall mean TWC or TWC and the affiliated group of corporations (including any predecessors and successors thereto) within the meaning of Section 1504(a) of the Code, of which TWC would be the common parent if it were not included in the AOL Time Warner Consolidated Group.

                  "TWC Return Items" shall have the meaning set forth in Section 8 of this Agreement.

                  "TWC Tax Package" shall have the meaning set forth in Section 7 of this Agreement.

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                  2.       FILING OF CONSOLIDATED RETURNS AND PAYMENT OF
CONSOLIDATED TAX LIABILITY.

                  For all taxable years in which AOL Time Warner files consolidated federal income tax returns (any such return of the AOL Time Warner Consolidated Group for any taxable year, an "AOL Time Warner Consolidated Return") and is entitled to include the TWC Consolidated Group in such returns under Sections 1501-1504, or successor provisions, of the Code, AOL Time Warner shall include the TWC Consolidated Group in the consolidated federal income tax returns it files as the common parent corporation of the AOL Time Warner Consolidated Group. AOL Time Warner, TWC, and the other members of the AOL Time Warner Consolidated Group shall file any and all consents, elections or other documents and take any other actions necessary or appropriate to effect the filing of such federal income tax returns. For all taxable years in which the TWC Consolidated Group is included in the AOL Time Warner Consolidated Group, AOL Time Warner shall pay the entire federal income tax liability of the AOL Time Warner Consolidated Group and shall indemnify and hold harmless TWC against any such liability; provided, however, that TWC shall make payments to AOL Time Warner or receive payments from AOL Time Warner as provided in the Agreement for any taxable year (which term shall throughout the Agreement include any short taxable year) during which the TWC Consolidated Group is included in the AOL Time Warner Consolidated Group (an "Agreement Year").

                  3.       PRO FORMA RETURNS.

                  For each Agreement Year, AOL Time Warner shall prepare a pro forma federal income tax return for the TWC Consolidated Group (a "Pro Forma TWC Return") and the Parent Group (a "Pro Forma Parent Return"). The Pro Forma TWC Return shall be prepared based on the corresponding TWC Tax Package provided pursuant to Section 7 hereof. Except as otherwise provided herein, the Pro Forma TWC Return and Pro Forma Parent Return for each Agreement Year shall be prepared as if TWC filed a consolidated return on behalf of the TWC Consolidated Group for such taxable year, and no member of one Group was a member of the other Group. The Pro Forma Return for each Group shall reflect any carryovers of net operating losses, net capital losses, excess tax credits, or other tax attributes from prior Pro Forma Returns for such Group which could have been utilized by such Group if the TWC Consolidated Group had never been included in the AOL Time Warner Consolidated Group and all Pro Forma Returns for the relevant Group had been actual returns. The Pro Forma Return for each Group shall be prepared in a manner that reflects all elections, positions, and methods used in the AOL Time Warner Consolidated Return that must be applied on a consolidated basis and otherwise the Pro Forma Parent Return shall be prepared in a manner consistent with the AOL Time Warner Consolidated Return and the Pro Forma TWC Return shall be prepared in a manner consistent with past practices of the Time Warner cable group. The provisions of the Code that require consolidated computations, such as Sections 861, 1201-1212 and 1231, shall be applied separately to each Group as if such Group and the other Group were separate affiliated groups, except that: (a) the Pro Forma TWC Return prepared for the last taxable year, or portion thereof,

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during which the TWC Consolidated Group is included in the AOL Time Warner
Consolidated Return shall also include any income, gains or losses of the members of the TWC Consolidated Group on transactions within the TWC Consolidated Group that must be taken into account pursuant to Section 1.1502-13 of the Regulations and any income of the members of the TWC Consolidated Group that must be taken into account pursuant to Section 1.1502-19 of the Regulations and, in each case, reflected on the AOL Time Warner Consolidated Return when the TWC Consolidated Group ceases to be included in the AOL Time Warner Consolidated Return; and (b) transactions between the TWC Consolidated Group, on the one hand, and any member of the Parent Group, on the other hand, shall not be taken into account until the first taxable year in which such transaction is required to be taken into account pursuant to Regulations promulgated under Section 1502 .. For purposes of the Agreement, all determinations made as if the TWC Consolidated Group had never been included in the AOL Time Warner Consolidated Group and as if all Pro Forma TWC Returns were actual returns shall reflect any actual short taxable years resulting from the TWC Consolidated Group joining or leaving the AOL Time Warner Consolidated Group.

                  4.       TAX PAYMENTS.

                           (a)      Estimated Tax Payments.

                                    (i)      For each Agreement Year, TWC shall
                  make periodic payments ("Estimated Tax Payments") to AOL Time Warner in such amounts as determined by AOL Time Warner (in good faith and in accordance with the principles of Section 3 hereof) based upon the estimated tax payments that would be due from the TWC Consolidated Group if it were not included in the AOL Time Warner Consolidated Group no later than the dates on which payments of estimated tax would be due from the TWC Consolidated Group if it were not included in the AOL Time Warner Consolidated Group. AOL Time Warner shall notify TWC of any amounts due from TWC to AOL Time Warner pursuant to this
                  Section 4(a)(i) no later than 5 business days prior to the date such payments would be due from the TWC Consolidated Group if it were not included in the AOL Time Warner Consolidated Group and any such payments shall not be considered due until the later of the due date described above or the fifth day from the notice from AOL Time Warner.

                                    (ii)     For each Agreement Year, AOL Time
                  Warner shall make Estimated Tax Payments to TWC in an amount equal to the excess, if any of (x) the estimated tax payments that would be due from the Parent Group for the relevant period if the Parent Group filed its own consolidated tax return, determined by AOL Time Warner in good faith and in accordance with the principles of Section 3 hereof, over (y) the actual estimated tax payments due from the AOL Time Warner Consolidated Group for such period, no later than the

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                  dates on which payments of estimated tax are due from the AOL
                  Time Warner Consolidated Group.

                           (b)      Payments Based on Pro Forma Returns.

                                    (i)      Payments Based on Pro Forma TWC
                  Return. TWC shall pay to AOL Time Warner no later than the date on which an AOL Time Warner Consolidated Return for any Agreement Year is filed an amount equal to the excess of (x) the sum of (A) the federal income tax liability shown on the corresponding Pro Forma TWC Return prepared for the Agreement Year, plus (B) an amount equal to the additions to tax, if any (under Section 6655 of the Code, or otherwise) that would have been imposed on the TWC Consolidated Group (treating the amount due to AOL Time Warner under (A) above as its federal income tax liability and treating any Estimated Tax Payments to AOL Time Warner pursuant to clause (a) as estimated payments for purposes of Section 6655 of the Code) as a result of the inaccuracy of any information provided by TWC to AOL Time Warner pursuant to Section 7 hereof or from the failure of TWC to provide any requested information, up to the total amount of the additions to tax, if any (under Section 6655 of the Code, or otherwise) that are imposed on the AOL Time Warner Consolidated Group for such Agreement Year plus (C) any interest that would be due under the Code if the Estimated Tax Payments were actual payments of tax, over (y) the aggregate amount of Estimated Tax Payments paid by TWC to AOL Time Warner, during such year. If the aggregate amount of TWC's Estimated Tax Payments to AOL Time Warner for any Agreement Year exceed the amount of its liability, as determined under clause (x) of the preceding sentence, AOL Time Warner shall refund such excess, plus interest (accruing from each date with respect to which there was an overpayment of Estimated Tax Payments) to TWC no later than the fifth business day following the filing of the AOL Time Warner Consolidated Return. AOL Time Warner shall notify TWC of any amounts due from TWC to AOL Time Warner pursuant to this Section 4(b) no later than 5 business days prior to the date such payments are due and any such payment due from TWC to AOL Time Warner shall not be considered due until the later of the due date described above or the fifth day from the notice from AOL Time Warner.

                                    (ii)     Payments Based on Pro Forma Parent
                  Returns. AOL Time Warner shall pay to TWC no later than the date on which an AOL Time Warner Consolidated Return for any Agreement Year is filed an amount equal to the excess of (x)
                  (A) the federal income tax liability shown on the corresponding Pro Forma Parent Return prepared for the Agreement Year, plus (B) any interest that would be due under the Code if the Estimated Tax Payments were actual payments of tax, minus (C) the actual federal income tax liability for the AOL Time Warner Consolidated Group for such taxable year over
                  (y) the aggregate

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                  amount of Estimated Tax Payments paid by AOL Time Warner to
                  TWC during such year. If the aggregate amount of AOL Time Warner's Estimated Tax Payments to TWC for any Agreement Year exceed the amount of its liability, as determined under clause
                  (x) of the preceding sentence, TWC shall refund such excess to AOL Time Warner, plus interest (accruing from each date with respect to which there was an overpayment of Estimated Tax Payments) no later than the fifth business day following the filing of the AOL Time Warner Consolidated Return.

                           (c) For purposes of the Agreement, the term "federal income tax liability" includes the tax imposed by Sections 11, 55 and 59A of the Code, or any successor provisions to such Sections.

                  5.       PAYMENTS FOR TAXABLE YEARS IN THE EVENT OF
DECONSOLIDATION.

                           (a) Payments By TWC To AOL Time Warner. If for any taxable year after the TWC Consolidated Group ceases to be included in the AOL Time Warner Consolidated Group (a "Post-Consolidation Year"), (i) the federal income tax liability of the TWC Consolidated Group is less than the federal income tax liability that would have been imposed with respect to the same period if the TWC Consolidated Group had not been included in the AOL Time Warner Consolidated Group for any Agreement Year and all Pro Forma TWC Returns had been actual returns for such years, or (ii) the federal income tax liability of the AOL Time Warner Consolidated Group is greater than the federal income tax liability that would have been imposed with respect to the same period if the TWC Consolidated Group had not been included in the AOL Time Warner Consolidated Group for any Agreement Year and all Pro Forma TWC Returns had been actual returns for such years, then, to the extent that TWC has not already made a payment to AOL Time Warner for utilization of the tax attributes that gave rise to the decrease or increase described in (i) or
                  (ii), TWC shall pay to AOL Time Warner an amount equal to such decrease or increase within 10 days of the filing of TWC Post-Consolidation Year return. In the event that there is both a decrease and an increase described in (i) and (ii), respectively, of the previous sentence for any Post-Consolidation Year, then TWC shall make a payment to AOL Time Warner in an amount equal to the sum of such decrease and increase, unless such decrease and increase (or any portion thereof) result from utilization of the same tax attribute(s), in which case the amount of the payment will be reduced accordingly.

                           (b) Payments By AOL Time Warner To TWC. If for any Post-Consolidation Year (i) the federal income tax liability of the TWC Consolidated Group is greater than the federal income tax liability that would have been imposed with respect to the same period if the TWC Consolidated Group had not

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                  been included in the AOL Time Warner Consolidated Group for any Agreement Year and all Pro Forma TWC Returns had been actual returns for such years, or (ii) the federal income tax liability of the AOL Consolidated Group is less than the federal income tax liability that would have been imposed with respect to the same period if the TWC Consolidated Group had not been included in the AOL Time Warner Consolidated Group for any Agreement Year and all Pro Forma TWC Returns had been actual returns for such years, then, to the extent that AOL Time Warner has not already made a payment to TWC for utilization of the tax attributes that gave rise to the increase or decrease described in (i) or (ii), AOL Time Warner shall pay to TWC an amount equal to such increase or decrease within 10 days of notification by TWC to AOL Time Warner of the filing of TWC Post-Consolidation Year return. In the event that there is both an increase and a decrease described in (i) and (ii), respectively, of the previous sentence for any Post-Consolidation Year, then AOL Time Warner shall make a payment to TWC in an amount equal to the sum of such increase and decrease, unless such increase and decrease (or any portion thereof) result from utilization of the same tax attribute(s), in which case the amount of the payment will be reduced accordingly.

                           (c) Documentation. Prior to the payment of any amounts due pursuant to this Section 5, the parties shall exchange such information and documentation as is reasonably satisfactory to each of them in order to substantiate the amounts due pursuant to this Section 5. Any disputes as to such amounts and documentation which cannot be resolved prior to the date a payment is due shall be referred to an independent accounting firm whose fees shall paid one half by TWC and one half by AOL Time Warner.

                           (d)      Post-Consolidation Year Carrybacks.

                                    (i)      If a TWC Consolidated Group federal
                  income tax return for any Post-Consolidation Year reflects a net operating loss, net capital loss, excess tax credits, or any other tax attribute, whether or not TWC waives the right to carryback any such attribute to an AOL Time Warner Consolidated Return, no payment with respect to such carrybacks shall be due from AOL Time Warner.

                                    (ii)     If an AOL Time Warner Consolidated
                  Return for any Post-Consolidation Year reflects a net operating loss, net capital loss, excess tax credits, or any other tax attribute, such attribute may be carried back to an AOL Time Warner Consolidated Return for an Agreement Year, and AOL Time Warner shall be entitled to retain (without any obligation to reimburse TWC) the full amount of any refund received in connection therewith. In the event that TWC (or any other member of the TWC Consolidated Group) receives any refund with respect to an Agreement Year issued in connection with a carryback of an AOL Time Warner Consolidated Group tax attribute from a Post-Consolidation

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                  Year to an AOL Time Warner Consolidated Return for an
                  Agreement Year, TWC shall promptly pay the full amount of such refund to AOL Time Warner.

                                    (e)      No Duplication of Payment.
                  Notwithstanding anything to the contrary herein, neither
                  Section 5(a) nor Section 5(b) shall require TWC or AOL Time Warner, as the case may be, to make any payment pursuant to such section to the extent that the payment is attributable to a tax attribute for which payment has previously been made pursuant to Section 4.

                  6. CARRYBACK OF TAX ATTRIBUTES. To the extent that AOL Time Warner elects to carryback a net operating loss, net capital loss, excess tax credits or any other tax attribute of the TWC Consolidated Group or the Parent Group in any Agreement Year to an AOL Time Warner Consolidated Return for any earlier Agreement Year, an adjustment shall be made to the corresponding Pro Forma TWC Return or Pro Forma Parent Return, as applicable, to reflect the utilization of such carryback, and all calculations of payments made pursuant to Sections 4 and 5 of this Agreement shall be recomputed to reflect the effect of such carryback on the relevant Pro Forma TWC Return or Pro Forma Parent Return. Within 30 days after the date on which the AOL Time Warner Consolidated Return reflecting utilization of such attribute is filed, TWC or AOL Time Warner, as appropriate, shall make additional payments to the other party reflecting the recomputation described in the preceding sentence.

                  7. PREPARATION OF TAX PACKAGE AND OTHER FINANCIAL REPORTING INFORMATION.

                  TWC shall provide to AOL Time Warner in a format determined by AOL Time Warner all information requested by AOL Time Warner as reasonably necessary to prepare the AOL Time Warner Consolidated Return and the Pro Forma TWC Return (the "TWC Tax Package"). The TWC Tax Package with respect to any taxable year shall be provided to AOL Time Warner on a basis consistent with current practices of the AOL Time Warner Consolidated Group. TWC shall also provide to AOL Time Warner information required to determine the Estimated Tax Payments, current federal taxable income, current and deferred tax liabilities, tax reserve items, and any additional current or prior information required by AOL Time Warner on a timely basis consistent with current practices of the AOL Time Warner Consolidated Group.

                  8. RETURNS, AUDITS, REFUNDS, AMENDED RETURNS, LITIGATION, ADJUSTMENTS AND RULINGS.

                           (a)      Returns. AOL Time Warner shall have
                  exclusive and sole responsibility for the preparation and filing of the AOL Time Warner Consolidated Returns (including requests for extensions thereof) and any other returns, amended returns and other documents or statements required to be filed with the IRS in connection with the determination of the federal income tax liability of the AOL Time Warner Consolidated Group.

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                           (b)      Audits; Refund Claims. AOL Time Warner will
                  have exclusive and sole responsibility and control with respect to the conduct and settlement of IRS examinations of the returns filed by the AOL Time Warner Consolidated Group and any refund claims with respect thereto; provided, however, that no settlement relating to any matter that would cause a payment obligation for TWC under this Agreement shall be accepted or entered into by AOL Time Warner without the consent of TWC (which consent shall not unreasonably be withheld or delayed). If TWC does not respond to AOL Time Warner's request for consent within 30 days, TWC shall be deemed to have consented. TWC shall assist and cooperate with AOL Time Warner during the course of any such proceeding. Within 10 days of the commencement of any such proceeding, AOL Time Warner shall give TWC notice of and consult with TWC with respect to any issues relating to items of income, gain, loss, deduction or credit of TWC (any such items, "TWC Return Items"); provided, that, TWC shall not be relieved of any obligation to make additional payments under this Agreement if AOL Time Warner fails to timely deliver the notice described above except to the extent that TWC is actually prejudiced thereby. Notwithstanding the foregoing, AOL Time Warner shall have the right in its sole discretion to have TWC pay any disputed taxes and sue for a refund in the forum of AOL Time Warner's choice. AOL Time Warner shall act in good faith with respect to the matters described in this Section 8(b).

                           (c) Litigation. If the federal income tax liability of the AOL Time Warner Consolidated Group becomes the subject of litigation in any court, the conduct and settlement of the litigation shall be controlled exclusively by AOL Time Warner; provided, however, that no settlement relating to any matter that would cause a payment obligation for TWC under this Agreement shall be accepted or entered into by AOL Time Warner without the consent of TWC (which consent shall not unreasonably be withheld or delayed). If TWC does not respond to AOL Time Warner's request for consent within 30 days, TWC shall be deemed to have consented. TWC shall assist and cooperate with AOL Time Warner during the course of litigation, and AOL Time Warner shall consult with TWC regarding any issues relating to TWC Return Items. AOL Time Warner shall act in good faith with respect to the matters described in this Section 8(c).

                           (d) Expenses. TWC shall reimburse AOL Time Warner for all reasonable out-of-pocket expenses (including, without limitation, legal, consulting and accounting fees) in the course of proceedings described in paragraphs (b) and (c) of this Section to the extent such expenses are reasonably attributable to TWC Return Items for any Agreement Year.

                           (e) Recalculation Of Payments To Reflect Adjustments. To the extent that there is a Determination with respect to an AOL Time Warner Consolidated

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                                                                              10

                  Return for any year, or a TWC Consolidated Group return for a Post-Consolidation Year, that results in an additional payment of tax (including a payment of tax made preliminary to commencing a refund claim or litigation) or a refund of tax (including a refund of a preliminary payment referred to in the preceding parenthetical) (any such additional payment or refund, an "Adjustment") relating to the AOL Time Warner Consolidated Return for an Agreement Year, a corresponding adjustment shall be made to the corresponding Pro Forma TWC Return or Pro Forma Parent Return, as applicable.

                  All calculations of payments made pursuant to Sections 4, 5 and 6 of the Agreement shall be recomputed to reflect the effect of any Adjustments on (i) the relevant Pro Forma TWC Return or Pro Forma Parent Return, and (ii) the liability of TWC or AOL Time Warner for a Post-Consolidation Year; provided, that, any such payment recomputation shall also take into account any previous adjusted payments made in connection with an Adjustment resulting from a prior Determination. Within 5 days after any such Adjustment, TWC or AOL Time Warner, as appropriate, shall make additional payments or refund payments to the other party reflecting such Adjustment, plus interest pursuant to Section 9 of the Agreement, calculated as if payments by and to TWC pursuant to Sections 4, 5 and 6 of the Agreement and this Section 8 were payments and refunds of federal income taxes. TWC shall further pay to AOL Time Warner, on an after-tax basis, the amount of any penalties or additions to tax incurred by the AOL Time Warner Consolidated Group in connection with any adjustment to any TWC Return Item for an Agreement Year, but only if such penalties or additions to tax result from the inaccuracy of any information provided by TWC to AOL Time Warner pursuant to
                  Section 7 hereof or from the failure of TWC to provide any requested information.

                           (f) Rulings. TWC shall assist and cooperate with AOL Time Warner and take all actions reasonably requested by AOL Time Warner in connection with any ruling requests submitted by AOL Time Warner to the IRS.

                           (g)      Applicability With Respect To All
                  Consolidated Returns. The provisions of Section 8(a), (b) and
                  (c) above shall apply to AOL Time Warner Consolidated Returns and TWC Return Items for all taxable years in which TWC is includable in the AOL Time Warner Consolidated Group.

                           (h) Document Retention, Access To Records & Use Of Personnel. Until the expiration of the relevant statute of limitations (including extensions), each of AOL Time Warner and TWC shall (i) retain records, documents, accounting data, computer data and other information (collectively, the "Records") necessary for the preparation, filing, review, audit or defense of all tax returns relevant to an obligation, right or liability of either party under the Agreement; and
                  (ii) give each other reasonable access to such Records and to its

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                                                                              11

                  personnel (insuring their cooperation) and premises to the extent relevant to an obligation, right or liability of either party under the Agreement. Prior to disposing of any such Records, each of AOL Time Warner and TWC shall notify the other party in writing of such intention and afford the other party the opportunity to take possession or make copies of such Records at its discretion.

                  9.       INTEREST.

                  Interest required to be paid pursuant to the Agreement shall, unless otherwise specified, be computed at the rate and in the manner provided in the Code for interest on underpayments and overpayments, respectively, of federal income tax for the relevant period. Any payments required pursuant to the Agreement which are not made within the time period specified in the Agreement shall bear interest at a rate equal to two hundred basis points above the average interest rate on the senior bank debt of AOL Time Warner.

                  10.      FOREIGN, STATE AND LOCAL INCOME TAXES.

                           (a) In the case of foreign, state or local taxes based on or measured by the net income of the AOL Time Warner Consolidated Group, or any combination of members thereof (other than solely with respect to the TWC Consolidated Group or members of the Parent Group) on a combined, consolidated or unitary basis, the provisions of the Agreement shall apply with equal force to such foreign, state or local tax for each Agreement Year whether or not the TWC Consolidated Group is included in the AOL Time Warner Consolidated Group for federal income tax purposes; provided, however, that interest pursuant to the first sentence of Section 9 of the Agreement shall be computed at the rate and in the manner provided under such foreign, state or local law for interest on underpayments and overpayments of such tax for the relevant period and references to provisions of the Code throughout the Agreement shall be deemed to be references to analogous provisions of state, local, and foreign law.

                           (b) For any Agreement Year, AOL Time Warner shall have the sole and exclusive control of (a) the determination of whether a combined, consolidated or unitary tax return should be filed for any foreign, state or local tax purpose.

                           (c) TWC shall be responsible for filing tax returns relating to payroll, sales and use, property, withholding, capital stock, net worth and similar taxes attributable to members of the TWC Consolidated Group and shall be responsible for the payment of such taxes.

                           (d) For all taxable years that TWC is a member of the AOL Time Warner Consolidated Group, TWC shall have the sole and exclusive responsibility for all taxes based on or measured by net income that are

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                                                                              12

                  determined solely by the income of the TWC Consolidated Group (or any combination of the members thereof, including the predecessors and successors of such members) on a combined, consolidated, unitary or separate company basis.

                  11.      CONFIDENTIALITY.

                  Each of AOL Time Warner and TWC agrees that any information furnished pursuant to the Agreement is confidential and, except as and to the extent required by law or otherwise during the course of an audit or litigation or other administrative or legal proceeding, shall not be disclosed to other persons. In addition, each of AOL Time Warner and TWC shall cause its employees, agents and advisors to comply with the terms of this Section 11.

                  12.      SUCCESSORS AND ACCESS TO INFORMATION.

                  The Agreement shall be binding upon and inure to the benefit of any successor to any of the parties, by merger, acquisition of assets or otherwise, to the same extent as if the successor had been an original party to the Agreement, and in such event, all references herein to a party shall refer instead to the successor of such party. If for any taxable year TWC is no longer included in the AOL Time Warner Consolidated Group, AOL Time Warner and TWC agree to provide to the other party any information reasonably required to complete tax returns for taxable periods beginning after TWC is no longer included in an AOL Time Warner Consolidated Return, and each of AOL Time Warner and TWC will cooperate with respect to any audits or litigation relating to any AOL Time Warner Consolidated Return.

                  13.      GOVERNING LAW.

                  The Agreement shall be governed by and construed in accordance with the laws of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  14.      HEADINGS.

                  The headings in the Agreement are for convenience only and shall not be deemed for any purpose to constitute a part or to affect the interpretation of the Agreement.

                  15.      COUNTERPARTS.

                  The Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it shall not be necessary in making proof of the Agreement to produce or account for more than one counterpart.

                  16.      NOTICES.

                  Any payment, notice or communication required or permitted to be given under the Agreement shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

                           If to AOL Time Warner:

                           AOL Time Warner
                           75 Rockefeller Plaza
                           New York, NY  10019
                           Attention:   Annaliese Kambour
                                        Senior Vice-President, Tax
                           Fax:         (212) 258-3027

                           Attention:   Executive Vice President
                                        and General Counsel
                           Fax:         (212) 258-3172


                           If to TWC:

                           AOL Time Warner
                           75 Rockefeller Plaza
                           New York, NY  10019
                           Attention:   Annaliese Kambour
                                        Senior Vice-President, Tax
                           Fax:         (212) 258-3027

                           Attention:   Executive Vice President
                                        and General Counsel
                           Fax:         (212) 258-3172


or to any other address as AOL Time Warner or TWC shall furnish in writing to one another. All such notices and communications shall be effective when received.

                  17.      SEVERABILITY.

                  If any provision of the Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent practicable. In any event, all other provisions of the Agreement shall be deemed valid, binding, and enforceable to their full extent.

                  18.      TERMINATION.

                  The Agreement shall remain in force and be binding so long as the applicable period of assessments (including extensions) remains unexpired for any taxes contemplated by the Agreement; provided, however, that neither AOL Time Warner nor TWC shall have any liability to the other party with respect to tax liabilities for taxable years in which TWC is not included in the AOL Time Warner Consolidated Returns except as provided in Sections 5 and 10 of this Agreement.

                  19.      SUCCESSOR PROVISIONS.

                  Any reference herein to any provisions of the Code or Treasury Regulations shall be deemed to include any amendments or successor provisions thereto as appropriate.

                  20.      COMPLIANCE BY SUBSIDIARIES

                  AOL Time Warner and TWC each agrees to cause all members of the Parent Group and the TWC Consolidated Group (including predecessors and successors to such members) to comply with the terms of the Agreement.

                (Remainder of this page intentionally left blank)

                  IN WITNESS WHEREOF, each of the parties of the Agreement has caused the Agreement to be executed by its duly authorized officer on this date of March 31, 2003.

                                    AOL TIME WARNER INC.

                                    By:         /s/ Spencer B. Hays
                                       -----------------------------------------
                                         Name:  Spencer B. Hays
                                         Title: Senior Vice President

                                    TIME WARNER CABLE INC.

                                    By:         /s/ Marc J. Apfelbaum
                                       -----------------------------------------
                                         Name:  Marc J. Apfelbaum
                                         Title: Executive Vice President,General
                                         Counsel & Secretary